As filed with the Securities and Exchange Commission on June 5, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Flutter Entertainment plc

(Exact name of registrant as specified in its charter)

Ireland	98-1782229
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Madison Avenue New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Flutter Entertainment plc Amended and Restated 2024 Omnibus Equity Incentive Plan

Flutter Entertainment plc 2025 Employee Share Purchase Plan

Flutter Entertainment plc Sharesave Scheme (as amended and restated)

(Full title of the plan)

Peter Jackson

Chief Executive Officer

Flutter Entertainment plc

One Madison Avenue

New York, New York, 10010

(Name and address of agent for service)

+353 (1) 264 1566

(Telephone number, including area code, of agent for service)

Copies to:

Joshua Ford Bonnie Jonathan R. Ozner Simpson Thacher & Bartlett LLP 900 G Street, N.W. Washington, D.C. 20001 (202) 636-5500	Don H. Liu Chief Legal Officer Flutter Entertainment plc One Madison Avenue New York, New York, 10010 +353 (1) 264 1566

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On June 5, 2025, the shareholders of Flutter Entertainment plc (the “Registrant”) approved the Registrant’s Amended and Restated 2024 Omnibus Equity Incentive Plan (the “Amended Omnibus Plan”), the Registrant’s 2025 Employee Share Purchase Plan (the “2025 ESPP”) and the Registrant’s Sharesave Scheme, as amended and restated (the “Amended Sharesave Scheme”). This Registration Statement on Form S-8 (the “Registration Statement”) is being filed in order to register the offering and sale of (i) an additional 6,750,000 ordinary shares, nominal value of €0.09 of the Registrant (the “Shares”) pursuant to the Amended Omnibus Plan, (ii) an additional 3,000,000 Shares pursuant to the 2025 ESPP and (iii) an additional 3,000,000 Shares pursuant to the Amended Sharesave Scheme. The Shares are securities of the same class as those securities registered on the Registrant’s Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on June 26, 2024 (Registration No. 333-280467).

Pursuant to General Instruction E to Form S-8, the contents of the above-referenced prior registration statement are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The reports or documents listed below have been filed with the Commission by the Registrant and are incorporated herein by reference to the extent not superseded by documents or reports subsequently filed:

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 4, 2025;

(b) the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the Commission on May 7, 2025;

(c) the Registrant’s Current Reports on Form 8-K filed with the Commission on April  4, 2025, April  30, 2025 (except for Item 7.01), May  21, 2025, May  23, 2025 and June 4, 2025; and

(d) the description of the Registrant’s securities contained in Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

Exhibit No.	Description

3.1	Memorandum and Articles of Association of Flutter Entertainment plc (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 1, 2024).

4.1*	Flutter Entertainment plc Amended and Restated 2024 Omnibus Equity Incentive Plan including the Non-Employee Sub-Plan.

4.2*	Flutter Entertainment plc 2025 Employee Share Purchase Plan.

4.3*	Rules of the Flutter Entertainment plc Sharesave Scheme (as amended and restated effective June 5, 2025).

5.1*	Opinion of Arthur Cox LLP, counsel to the Registrant, regarding the legality of the securities being offered hereby (including consent).

23.1*	Consent of KPMG, independent registered public accounting firm for the Registrant.

23.2*	Consent of Arthur Cox LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland on the 5th day of June, 2025.

Flutter Entertainment plc

By:	/s/ Peter Jackson
Name: Peter Jackson
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Peter Jackson and Edward Traynor as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of June, 2025:

	Name	Title

By:	/s/ Peter Jackson	Chief Executive Officer and Director
	Peter Jackson	(Principal Executive Officer)

By:	/s/ Robert Coldrake	Chief Financial Officer
	Robert Coldrake	(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ John Bryant	Director
	John Bryant	and Flutter’s authorized representative in the United States

By:	/s/ Holly Keller Koeppel	Director
Holly Keller Koeppel

By:	/s/ Nancy Cruickshank	Director
Nancy Cruickshank

By:	/s/ Nancy Dubuc	Director
Nancy Dubuc

By:	/s/ Robert Bennett	Director
Robert Bennett

By:	/s/ Alfred F. Hurley, Jr.	Director
Alfred F. Hurley, Jr.

By:	/s/ Carolan Lennon	Director
Carolan Lennon

By:	/s/ Christine McCarthy	Director
Christine McCarthy